                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 25, 2000
                                                -----------------

                     AK STEEL HOLDING CORPORATION

            (Exact name of registrant as specified in its charter)


    Delaware                  File No. 1-13696               31-1401455
---------------           ------------------------         -------------
(State or other           (Commission file number)         (IRS employer
jurisdiction of                                            identification
incorporation)                                                number)


   703 Curtis Street, Middletown, Ohio                          45043
----------------------------------------                     ---------
(Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code: 513-425-5000


                            Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.     Other Events.
            ------------

      Filed herewith is a copy of a Press Release, dated January 25, 2000, issued by AK Steel Holding Corporation (the "Company")to announce the Company's fourth quarter 1999 earnings of $42.2 million, or $0.38 per diluted share of common stock, excluding costs and special charges related to the acquisition of Armco, which was completed September 30, 1999.

      The Company also announced that its board of directors declared a regular quarterly common stock dividend of $0.125 per share, payable on February 28, 2000 to shareholders of record on February 2, 2000. The board of directors also declared a regular quarterly dividend of $0.90625 per share on its Series B $3.625 Cumulative Convertible Preferred Stock, payable March 31, 2000 to shareholders of record March 2, 2000.

      The Company further stated that it anticipates operating costs to be substantially higher in 2000 than in 1999, primarily due to increased raw material costs.


Item 7.     Exhibit.
            -------

            (a)   Financial Statements of business acquired:

                  Not applicable.

            (b)   Pro Forma financial information:

                  Not applicable.

            (c)   Exhibit:

                  (1)  Press Release, dated January 25, 2000
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                                  Signatures




      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                    AK STEEL HOLDING CORPORATION


                                    /s/Brenda S. Harmon
                                       ---------------------------
                                       Brenda S. Harmon
                                       Secretary


Dated:  January 25, 2000
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                         AK STEEL HOLDING CORPORATION


                                   FORM 8-K

                                CURRENT REPORT

                                 Exhibit Index






Exhibit No.       Description                                       Page
----------        -----------                                       ----

   (1)            Press Release, dated January 25, 2000               5